UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2018

INPHI CORPORATION

(Exact name of registrant as specified in its charter)

001-34942
(Commission File Number)

Delaware	77-0557980
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

2953 Bunker Hill Lane, Suite 300, Santa Clara, California 95054

(Address of principal executive offices, with zip code)

(408) 217-7300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07     Submission of Matters to a Vote of Security Holders.

Inphi Corporation (the “Company”) held its 2018 Annual Meeting of Stockholders on May 24, 2018 (the “Annual Meeting”). There were 43,212,621 shares of common stock entitled to vote at the Annual Meeting, of which 41,154,853 (95.2%) shares were voted in person or by proxy. The Company’s stockholders voted upon and approved the following proposals at the Annual Meeting:

Proposal 1: The election of three Class II directors named below to hold office until the Company’s 2021 annual meeting of stockholders or until their successors are duly elected and qualified:

	For	Withheld	Broker Non-Votes
Diosdado P. Banatao	36,784,682	233,851	4,136,320
Dr. Ford Tamer	36,985,525	33,008	4,136,320
William J. Ruehle	25,672,701	11,345,832	4,136,320

Proposal 2: An advisory vote to approve executive compensation:

For	Against	Abstain	Broker Non-Votes
31,121,961	5,890,186	6,386	4,136,320

Proposal 3: The increase in the aggregate number of shares of common stock authorized for issuance under the Employee Stock Purchase Plan from 1,750,000 shares to an aggregate of 2,750,000 shares of common stock:

For	Against	Abstain	Broker Non-Votes
36,917,499	95,800	5,234	4,136,320

Proposal 4: The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2018:

For	Against	Abstain
40,988,674	156,776	9,403

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 30, 2018	INPHI CORPORATION

By:/s/ Richard T. Ogawa
Richard T. Ogawa General Counsel